Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of Equinix, Inc. (“Equinix” or the “Company”) are presented to illustrate the estimated effects of (i) the pending acquisition of Telecity Group plc (“TelecityGroup”) (the “Telecity Acquisition”); (ii) the incurrence of $1,700,000,000 aggregate principal amount of additional indebtedness, consisting of a term loan facility in the aggregate principal amount of $700,000,000 and one or more series of unsecured senior notes in the aggregate principal amount of $1,000,000,000; and (iii) the issuance of $750,000,000 of the Company’s shares in a public offering (clauses (ii) and (iii) referred to as the “Financings”). The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that we believe are factually supportable and are expected to have a continuing impact on our consolidated results. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014, and for the nine months ended September 30, 2015, combine the historical consolidated statements of operations of the Company and TelecityGroup, giving effect to the Telecity Acquisition and Financings as if they had been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, combines the historical consolidated balance sheets of Equinix and TelecityGroup, giving effect to the Telecity Acquisition and Financings as if they had occurred on September 30, 2015. The historical consolidated financial information for TelecityGroup has been adjusted to comply with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain statements of operations and certain balance sheet reclassifications have also been reflected in order to conform TelecityGroup’s statements of operations and balance sheet to the Company’s statements of operations and balance sheet. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•	Equinix’s Current Report on Form 8-K filed on May 29, 2015, including exhibits thereto, which describes the proposed acquisition of TelecityGroup;

•	Audited consolidated financial statements of Equinix as of and for the year ended December 31, 2014, which are included in Equinix’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Equinix’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	Unaudited consolidated financial statements of Equinix as of and for the nine months ended September 30, 2015, which are included in Equinix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015;

•	The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Equinix’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015;

•	Audited consolidated financial statements of TelecityGroup as of and for the year ended December 31, 2014, which are included elsewhere in this Current Report on Form 8-K/A; and

•	Unaudited consolidated financial statements of TelecityGroup as of and for the six months ended June 30, 2015, which are included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements have been prepared by Equinix, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Before the Telecity Acquisition is completed, there are limitations regarding what Equinix can learn about TelecityGroup. The assets and liabilities of TelecityGroup have been measured based on various preliminary estimates using assumptions that Equinix believes are reasonable based on information that is currently available. The preliminary purchase price allocation for TelecityGroup is subject to revision as a more detailed analysis is completed and additional information on the fair value of TelecityGroup’s assets and liabilities becomes available. The final allocation of the purchase price, which will be based upon actual tangible and intangible assets acquired as well as liabilities assumed, will be determined after the completion of the Telecity Acquisition, and could differ materially from the unaudited pro forma condensed combined financial statements presented here. Any change in the fair value of the net assets of TelecityGroup will change the amount of the purchase price allocable to goodwill. Additionally, changes in TelecityGroup’s working capital, including the results of operations from September 30, 2015 through the date the Telecity Acquisition is completed, will change the amount of goodwill recorded. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma condensed combined financial statements make certain assumptions regarding the amount and terms, including assumed pricing of common stock and interest rates for debt, of the financing to be put into place in connection with the Telecity Acquisition. None of such financing has been put into place or obtained as of the date of this current report on Form 8-K/A, and therefore the actual amounts and terms of such financings may differ from that reflected herein.

The unaudited pro forma condensed combined financial information has been presented for information purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Equinix and TelecityGroup would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Telecity Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Telecity Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Equinix and TelecityGroup during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(In thousands)

	Historical		Pro Forma
	Equinix	TelecityGroup	Pro Forma Adjustments		Combined
		(Note 2)	(Note 6)

ASSETS
Current assets:
Cash and cash equivalents	$335,469	$34,514	$465,867	(a)	$835,850
Accounts receivable, net	293,125	41,203	(11,775)	(b)	322,553
Current portion of restricted cash	493,425	—	(490,379)	(c)	3,046
Other current assets	120,004	25,074	(15,889)	(d)	129,189
Assets held for sale	—	—	982,021	(e)	982,021

Total current assets	1,242,023	100,791	929,845		2,272,659
Long-term investments	4,077	—	—		4,077
Property, plant and equipment, net	5,218,595	1,257,429	(133,101)	(f)	6,342,923
Goodwill	983,530	163,880	2,047,638	(g)	3,195,048
Intangible assets, net	123,454	59,760	566,559	(h)	749,773
Restricted cash, less current portion	10,464	—	—		10,464
Other assets	123,523	28,792	(7,533)	(i)	144,782

Total assets	$7,705,666	$1,610,652	$3,403,408		$12,719,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$340,366	$98,229	$(10,568)	(j)	$428,027
Accrued property, plant and equipment	131,607	18,370	(4,163)	(k)	145,814
Current portion of capital lease and other financing obligations	26,775	9,082	(837)	(l)	35,020
Current portion of mortgage and loans payable	55,024	—	—		55,024
Current portion of convertible debt	151,535	—	—		151,535
Dividends payable	640,063	—	—		640,063
Other current liabilities	118,744	94,638	(43,355)	(m)	170,027
Liabilities held for sale	—	—	119,869	(n)	119,869

Total current liabilities	1,464,114	220,319	60,946		1,745,379
Capital lease and other financing obligations, less current portion	1,198,581	246,637	(32,950)	(o)	1,412,268
Mortgage and loans payable, less current portion	484,049	497,916	191,651	(p)	1,173,616
Senior notes	2,720,448	—	984,870	(q)	3,705,318
Other liabilities	349,821	106,577	108,692	(r)	565,090

Total liabilities	6,217,013	1,071,449	1,313,209		8,601,671

Stockholders’ equity:
Total stockholders’ equity	1,488,653	539,203	2,090,199	(s)	4,118,055

Total liabilities and stockholders’ equity	$7,705,666	$1,610,652	$3,403,408		$12,719,726

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except for per share data)

	Historical		Pro Forma
	Equinix	TelecityGroup	Pro Forma Adjustments		Combined
		(Note 3)	(Note 6)

Revenues	$2,443,776	$574,642	$(160,580)	(t)	$2,857,838

Costs and operating expenses:
Cost of revenues	1,197,885	313,861	(81,127)	(u)	1,430,619
Sales and marketing	296,103	30,817	38,367	(v)	365,287
General and administrative	438,016	46,662	9,818	(w)	494,496
Acquisition costs	2,506	—	—		2,506
Restructuring charges	—	5,129	—		5,129
Impairment charges	—	19,710	—		19,710

Total costs and operating expenses	1,934,510	416,179	(32,942)		2,317,747

Income (loss) from operations	509,266	158,463	(127,638)		540,091

Interest income	2,891	142	—		3,033
Interest expense	(270,553)	(31,258)	(74,796)	(y)	(376,607)
Other income (expense)	119	(194)	—		(75)
Loss on debt extinguishment	(156,990)	—	—		(156,990)
Income tax (expense) benefit	(345,459)	(35,443)	58,417	(aa)	(322,485)

Net income (loss)	(260,726)	91,710	(144,017)		(313,033)

Net loss attributable to redeemable non-controlling interests	1,179	—	—		1,179

Net income (loss) attributable to Equinix	$(259,547)	$91,710	$(144,017)		$(311,854)

Earnings per share (“EPS”) attributable to Equinix:
Basic EPS	$(4.96)				$(5.05)

Weighted-average shares -basic	52,359		9,450	(bb)	61,809

Diluted EPS	$(4.96)				$(5.05)

Weighted-average shares -diluted	52,359		9,450	(bb)	61,809

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(In thousands, except for per share data)

	Historical		Pro Forma
	Equinix	TelecityGroup	Pro Forma Adjustments		Combined
		(Note 3)	(Note 6)

Revenues	$1,995,405	$398,257	$(104,288)	(t)	$2,289,374

Costs and operating expenses:
Cost of revenues	939,538	220,853	(57,474)	(u)	1,102,917
Sales and marketing	243,573	23,630	26,902	(v)	294,105
General and administrative	356,455	28,841	6,900	(w)	392,196
Acquisition costs	24,374	52,588	(52,761)	(x)	24,201
Restructuring reversal	—	(1,641)	—		(1,641)

Total costs and operating expenses	1,563,940	324,271	(76,433)		1,811,778

Income (loss) from operations	431,465	73,986	(27,855)		477,596

Interest income	2,375	94	—		2,469
Interest expense	(219,556)	(21,591)	(52,117)	(y)	(293,264)
Other income (expense)	(11,964)	(2,956)	11,636	(z)	(3,284)
Loss on debt extinguishment	—	(3,128)	—		(3,128)
Income tax expense (benefit)	(25,277)	(21,979)	14,557	(aa)	(32,699)

Net income (loss)	$177,043	$24,426	$(53,779)		$147,690

Earnings per share (“EPS”)
Basic EPS	$3.11				$2.23

Weighted-average shares -basic	56,894		9,450	(bb)	66,344

Diluted EPS	$3.08				$2.21

Weighted-average shares -diluted	57,521		9,450	(bb)	66,971

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the transaction and basis of pro forma presentation

In May 2015, the Company announced an offer to purchase all of the issued and to be issued share capital of TelecityGroup (“the TelecityGroup Acquisition”). Under the original terms of the TelecityGroup Acquisition, TelecityGroup shareholders will receive 572.5 British pence in cash for each TelecityGroup share and 0.0327 new shares of Equinix common stock. At the time of the acquisition, the TelecityGroup Acquisition valued each TelecityGroup share at approximately 1,145.0 pence per TelecityGroup share. In September 2015, the Company’s Board of Directors declared a special distribution to its common stockholders in the form of common stock and cash. As a result of the special distribution, the common stock conversion ratio was adjusted from 0.0327 to 0.0336 new shares of Equinix common stock. The TelecityGroup Acquisition is equal to a total value of approximately £2,515,998,000 or approximately $3,821,549,000 for TelecityGroup’s entire issued and to be issued capital based on the share price of $294.74 per Equinix share on November 12, 2015 and an exchange rate of 1.5189 as of September 30, 2015. Based on these assumptions, $1,786,179,000 will be paid in cash to TelecityGroup shareholders and 6,905,645 new shares will be issued to TelecityGroup shareholders on the acquisition date.

TelecityGroup operates data centers in Bulgaria, Finland, France, Germany, Ireland, Italy, the Netherlands, Poland, Sweden, Turkey and the United Kingdom. The Company anticipates completing the TelecityGroup Acquisition in the first half of 2016, subject to satisfaction of closing conditions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015, was prepared by combining the historical unaudited condensed consolidated balance sheet data as of September 30, 2015 for Equinix and TelecityGroup, as adjusted to comply with U.S. GAAP, as if the TelecityGroup Acquisition and the Financings (see Note 5) had been consummated on that date. In addition to certain U.S. GAAP adjustments, certain balance sheet reclassifications have also been reflected in order to conform TelecityGroup’s balance sheet to the Company’s balance sheet presentation. Refer to Note 2 for a discussion of these U.S. GAAP and reclassification adjustments.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 combines the results of operations of Equinix and TelecityGroup, as adjusted to comply with U.S. GAAP, as if the TelecityGroup Acquisition and the Financings (see Note 5) had been consummated on January 1, 2014. In addition to certain U.S. GAAP adjustments, certain statements of operations reclassifications have also been reflected in order to conform to the Company’s statements of operations presentation. Refer to Note 3 for a discussion of these U.S. GAAP and reclassification adjustments.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). Fair value is defined in ASC 820 as the “price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or to value assets at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 820 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. As of the date of this filing the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed.

In order to obtain the approval of the European Commission for the acquisition of TelecityGroup, the Company and TelecityGroup have agreed to divest certain data centers (the “Disposal Group”). There is no definitive agreement to date with any buyer or buyers and any such agreement will be subject to the approval of the European Commission. The unaudited pro forma condensed combined financial statements reflect the Disposal Group as held for sale in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the results of operations related to revenue, costs of revenues and selling, marketing and administrative costs from the Disposal Group are removed from the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015. There can be no assurance as to the timing or amount of proceeds to be received in connection with the sale of all or any part of the Disposal Group. No gain or loss on the disposition of Disposal Group assets and liabilities has been recognized in the pro forma financial statements.

2. TelecityGroup Balance Sheet

TelecityGroup’s condensed combined consolidated financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board (“IASB”) and International Financial Reporting Interpretations Committee (“IFRIC”) interpretations, collectively “IFRS”, which differ in certain material respects from U.S. GAAP. TelecityGroup also classified certain amounts differently than Equinix in its condensed consolidated balance sheet. The following schedule summarizes the necessary material adjustments to conform the TelecityGroup’s condensed consolidated balance sheet as of September 30, 2015 to U.S. GAAP and to reclassify certain amounts to conform to Equinix’s basis of presentation (in thousands):

	Local Currency - GBP						USD
	IFRS TelecityGroup	Reclassification Adjustments		U.S. GAAP Adjustments		U.S. GAAP TelecityGroup	U.S. GAAP TelecityGroup
ASSETS
Current assets:
Cash and cash equivalents	£22,723	£—		£—		£22,723	$34,514
Accounts receivable, net	43,635	(16,508)	(i)(a)	—		27,127	41,203
Other current assets	—	16,508	(i)(a)	—		16,508	25,074

Total current assets	66,358	—		—		66,358	100,791
Property, plant and equipment, net	720,042	—		107,813	(ii)	827,855	1,257,429
Goodwill	—	107,894	(i)(b)	—		107,894	163,880
Intangible assets, net	147,238	(107,894)	(i)(b)	—		39,344	59,760
Deferred income taxes	484	(484)	(i)(c)	—		—	—
Trade and other receivables	376	(376)	(i)(c)	—		—	—
Other assets	—	860	(i)(c)	18,096	(iii)	18,956	28,792

Total assets	£934,498	£—		£125,909		£1,060,407	$1,610,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	£76,765	£(12,094)	(i)(d)	£—		£64,671	$98,229
Accrued property, plant and equipment	—	12,094	(i)(d)	—		12,094	18,370
Current portion of capital lease and other financing obligations	5,137	—		842	(iv)	5,979	9,082
Deferred income	44,402	(44,402)	(i)(e)	—		—	—
Current income taxes payable	11,439	(11,439)	(i)(e)	—		—	—
Derivative financial instruments	2,264	(2,264)	(i)(e)	—		—	—
Other current liabilities	463	58,105	(i)(e)	3,739	(v)	62,307	94,638

Total current liabilities	140,470	—		4,581		145,051	220,319
Capital lease and other financing obligations, less current portion	—	9,475	(i)(f)	152,904	(vi)	162,379	246,637
Mortgage and loans payable, less current portion	337,289	(9,475)	(i)(f)	—		327,814	497,916
Deferred income	18,307	(18,307)	(i)(g)	—		—	—
Derivative financial instruments	285	(285)	(i)(g)	—		—	—
Deferred income taxes	32,799	(32,799)	(i)(g)	—		—	—
Other liabilities	—	51,391	(i)(g)	18,776	(vii)	70,167	106,577

Total liabilities	529,150	—		176,261		705,411	1,071,449

Stockholders’ equity:
Total stockholders’ equity	405,348	—		(50,352)	(viii)	354,996	539,203

Total liabilities and stockholders’ equity	£934,498	£—		£125,909		£1,060,407	$1,610,652

TelecityGroup’s balance sheet has been translated into U.S. dollars at the September 30, 2015 exchange rate of GBP 1.00=USD 1.5189.

The adjustments presented above to TelecityGroup’s balance sheet are as follows:

(i)	Reflects certain reclassifications to conform to the Company’s financial statement presentation.

(a)	Other receivables and prepaid expenses of £16,508,000 were reclassified to other current assets to conform to the Company’s financial statement presentation.

(b)	Goodwill of £107,894,000 was reclassified from intangible assets to goodwill to conform to the Company’s financial statement presentation.

(c)	Deferred income taxes of £484,000 and trade and other receivables of £376,000 were reclassified to other assets to conform to the Company’s financial statement presentation.

(d)	Accrued property, plant and equipment of £12,094,000 was reclassified from trade and other payables to accrued property, plant and equipment to conform to the Company’s financial statement presentation.

(e)	Deferred income of £44,402,000, current income tax liabilities of £11,439,000 and derivative financial instruments of £2,264,000 were reclassified to other current liabilities to conform to the Company’s financial statement presentation.

(f)	Capital lease obligations of £9,475,000 were reclassified from mortgages and loans payable to capital lease and other financing obligations to conform to the Company’s financial statement presentation.

(g)	Deferred income of £18,307,000, derivative financial instruments of £285,000 and deferred income taxes of £32,799,000 were reclassified to other liabilities to conform to the Company’s financial statement presentation.

(ii)	Reflects the following U.S. GAAP adjustments in property, plant and equipment, net (in thousands):

Asset retirement cost adjustments	£14,111	(a)
Lease accounting adjustments	102,014	(b)
Construction in progress adjustments	10,806	(c)
Capitalized rent adjustment	(19,118)	(d)

Total property, plant and equipment adjustments	£107,813

(a)	Reflects asset retirement cost of £14,111,000 to conform to U.S. GAAP and the Company’s accounting policy.

(b)	Reflects the adjustment to account for certain build-to-suit and capital leases. Build-to-suit leases are treated as financing transactions under U.S. GAAP, as a result of the involvement of TelecityGroup during the construction of such real estate assets. TelecityGroup had significant continuing involvement in relation to such buildings upon completion of their construction activities and, accordingly, these leased buildings failed the sale and leaseback test. Under U.S. GAAP these leases are treated as financing of owned assets. Under IFRS, these leases were treated as operating leases. This results in the recognition of the real estate assets at their net book value amounting to £102,014,000 with a corresponding short-term finance liability of £842,000, long-term finance liability of £142,098,000, a decrease in short-term deferred rent incentive of £239,000, a decrease in long-term deferred rent incentive of £5,963,000 and a corresponding equity adjustment of £34,724,000 under U.S. GAAP, which represents the net impact of additional depreciation and interest expense relating to the build-to-suit leases and a reversal of deferred rent incentive and rent expenses.

(c)	Reflects an adjustment of £10,806,000 relating to certain build-to-suit lease assets that are under construction.

(d)	Reflects an adjustment of £19,118,000 of rent that was capitalized during the construction period under IFRS, net of subsequent depreciation, which is expensed under U.S. GAAP.

(iii)	Reflects the income tax impact of £18,096,000 related to IFRS to U.S. GAAP adjustments as well as U.S. GAAP adjustments to deferred tax balances.

(iv)	Reflects the short-term financing obligations of £842,000 resulting from certain build-to suit leases referenced in item (ii)(b) above.

(v)	Reflects the following U.S. GAAP and reclassification adjustments (in thousands):

Deferred installation revenue adjustment	£3,978	(a)
Deferred rent adjustment	(239)	(b)

Other current liabilities adjustments	£3,739

(a)	Reflects an adjustment of £3,978,000 related to methodology changes to account for deferred installation revenue in accordance with U.S. GAAP and the Company’s accounting policy.

(b)	Reflects a reduction of short-term deferred rent incentive of £239,000 resulting from certain build-to-suit and capital leases referenced in item (ii)(b) above.

(vi)	Reflects the following U.S. GAAP and reclassification adjustments (in thousands):

Lease accounting adjustments	£142,098	(a)
Construction in progress adjustment	10,806	(b)

Capital lease and other financing obligations, less current portion adjustments	£152,904

(a)	Reflects the long-term financing obligations totaling £142,098,000 resulting from certain build-to-suit and capital leases referenced in item (ii)(b) above.

(b)	Reflects an adjustment of £10,806,000 relating to certain build-to-suit lease assets that are under construction.

(vii)	Reflects the following U.S. GAAP and reclassification adjustments that are discussed above (in thousands):

Asset retirement obligation adjustments	£19,490	(a)
Deferred installation revenue adjustment	5,249	(b)
Deferred rent adjustment	(5,963)	(c)

Other liabilities adjustments	£18,776

(a)	Reflects an asset retirement obligation of £19,490,000 to conform to U.S. GAAP and the Company’s accounting policy.

(b)	Reflects adjustments of £5,249,000 in other liabilities related to methodology changes to account for deferred installation revenue in accordance with U.S. GAAP and the Company’s accounting policy.

(c)	Reflects a reduction of long-term deferred rent incentive of £5,963,000 resulting from certain build-to-suit and capital leases referenced in item (ii)(b) above.

(viii)	Reflects the following U.S. GAAP adjustments in total stockholders’ equity (in thousands):

Lease accounting adjustments	£(34,724)	(a)
Deferred installation revenues adjustment	(9,227)	(b)
Asset retirement obligations adjustment	(5,379)	(c)
Deferred tax expense adjustment	18,096	(d)
Capitalized rent adjustment	(19,118)	(e)

	£(50,352)

(a)	Reflects adjustments related to lease accounting described in items (ii)(b), (iv), (v)(b), (vi)(a) and (vii)(c) above.

(b)	Reflects adjustments related to deferred installation revenues described in items (v)(a) and (vii)(b) above.

(c)	Reflects adjustments related to asset retirement obligations described in items (ii)(a) and (vii)(a) above.

(d)	Reflects adjustments related to deferred tax expense described in item (iii) above.

(e)	Reflects adjustments related to capitalized rent described in item (ii)(d) above.

3. TelecityGroup Statements of Operations

TelecityGroup’s condensed consolidated financial statements were prepared in accordance with IFRS, which differs in certain material respects from U.S. GAAP. TelecityGroup also classified certain amounts differently than Equinix in its condensed consolidated statements of operations. The following schedule summarizes the necessary material adjustments to the TelecityGroup condensed consolidated statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 to conform to U.S. GAAP and to reclassify certain amounts to conform to Equinix’s basis of presentation (in thousands):

	Local Currency - GBP						USD
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014	IFRS TelecityGroup	Reclassification Adjustments		Total GAAP Adjustments		US GAAP TelecityGroup	US GAAP TelecityGroup
Revenues	£348,695	£—		£80	(ii)	£348,775	$574,642
Costs and operating expenses:
Cost of revenues	(146,604)	(49,976)	(i)(a)	6,084	(iii)	(190,496)	(313,861)
Sales and marketing	(13,470)	(5,234)	(i)(b)	—		(18,704)	(30,817)
General and administrative	(24,895)	(3,426)	(i)(c)	—		(28,321)	(46,662)
Depreciation charges	(49,976)	49,976	(i)(a)	—		—	—
Amortisation charges	(5,234)	5,234	(i)(b)	—		—	—
Other exceptional items	(18,502)	18,502	(i)(c)	—		—	—
Restructuring charges	—	(3,113)	(i)(c)	—		(3,113)	(5,129)
Impairment charges	—	(11,963)	(i)(c)	—		(11,963)	(19,710)

Total costs and operating expenses	(258,681)	—		6,084		(252,597)	(416,179)

Income from operations	90,014	—		6,164		96,178	158,463
Interest income	86	—		—		86	142
Interest expense	(8,960)	—		(10,012)	(iv)	(18,972)	(31,258)
Other expense	(118)	—		—		(118)	(194)

Income before income taxes	81,022	—		(3,848)		77,174	127,153
Income tax expense	(21,292)	—		(220)	(vi)	(21,512)	(35,443)

Net income	£59,730	£—		£(4,068)		£55,662	$91,710

	Local Currency - GBP						USD
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015	IFRS TelecityGroup	Reclassification Adjustments		Total GAAP Adjustments		US GAAP Telecity	US GAAP TelecityGroup
Revenues	£261,586	£—		£(2,220)	(ii)	£259,366	$398,257
Costs and operating expenses:
Cost of revenues	(107,215)	(40,309)	(i)(a)	3,693	(iii)	(143,831)	(220,853)
Sales and marketing	(11,657)	(3,732)	(i)(b)	—		(15,389)	(23,630)
General and administrative	(20,098)	1,315	(i)(c)	—		(18,783)	(28,841)
Depreciation charges	(40,309)	40,309	(i)(a)	—		—	—
Amortisation charges	(3,732)	3,732	(i)(b)	—		—	—
Other exceptional items	(31,864)	31,864	(i)(c)	—		—	—
Acquisition costs	—	(34,248)	(i)(c)	—		(34,248)	(52,588)
Restructuring reversals	—	1,069	(i)(c)	—		1,069	1,641

Total costs and operating expenses	(214,875)	—		3,693		(211,182)	(324,271)

Income from operations	46,711	—		1,473		48,184	73,986
Interest income	61	—		—		61	94
Interest expense	(6,312)	—		(7,749)	(iv)	(14,061)	(21,591)
Other expense	(1,925)	—		—		(1,925)	(2,956)
Loss on debt extinguishment	—	—		(2,037)	(v)	(2,037)	(3,128)

Income before income taxes	38,535	—		(8,313)		30,222	46,405
Income tax expense	(17,279)	—		2,965	(vi)	(14,314)	(21,979)

Net income	£21,256	£—		£(5,348)		£15,908	$24,426

TelecityGroup’s condensed consolidated statement of operations for the year ended December 31, 2014 has been translated into U.S. dollars at a rate of GBP 1.00= USD 1.6476, the average exchange rate for the year ended December 31, 2014.

TelecityGroup’s condensed consolidated statement of operations for the nine months ended September 30, 2015 has been translated into U.S. dollars at a rate of GBP 1.00= USD 1.5355, the average exchange rate for the nine months ended September 30, 2015.

The adjustments presented above to TelecityGroup’s condensed consolidated statements of operations are as follows:

(i)	Reclassification adjustments to reclassify operating expenses to conform to the Company’s presentation:

(a)	To reclassify TelecityGroup’s depreciation expense of £49,976,000 for the year ended December 31, 2014 and £40,309,000 for the nine months ended September 31, 2015 to the Company’s cost of revenues.

(b)	To reclassify TelecityGroup’s amortization charges of £5,234,000 for the year ended December 31, 2014 and £3,732,000 for the nine months ended September 30, 2015 to the Company’s selling and marketing expenses.

(c)	To reclassify TelecityGroup’s other exceptional items of £18,502,000 for the year ended December 31, 2014 to impairment charges of £11,963,000, restructuring charges of £3,113,000 and general and administrative of £3,426,000 and to reclassify other exceptional items of £31,864,000 for the nine months ended September 30, 2015 to acquisition costs of £34,248,000, a credit to restructuring charges of £1,069,000 and a credit to general and administrative of £1,315,000.

(ii)	Reflects installation revenue adjustments of £80,000 reflecting an increase in revenues for the year ended December 31, 2014 and £2,220,000 decrease in revenues for the nine months ended September 30, 2015 due to methodology changes to account for deferred installation revenue in accordance with U.S. GAAP and the Company’s accounting policy.

(iii)	Reflects the following U.S. GAAP adjustments in cost of revenues (in thousands):

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Rent and depreciation expense relating to lease accounting adjustments	£5,788	£4,044	(a)
Capitalized rent adjustment	(2,341)	(2,276	) (b)
Accretion expense relating to asset retirement costs	(319)	(292	) (c)
Depreciation expense relating to componentization and alignment of useful lives	2,956	2,217	(d)

	£6,084	£3,693

(a)	Reflects the net impact of lease accounting adjustments including decreased rent expense as a result of fewer operating leases, partially offset by increased depreciation expense associated with build-to-suit leases.

(b)	Reflects an adjustment of rent that was capitalized during the construction period under IFRS which is expensed under U.S. GAAP.

(c)	Reflects depreciation expense and accretion expense associated with asset retirement obligations.

(d)	Reflects the adjustment of depreciation expense to conform to U.S. GAAP and the Company’s accounting policy.

(iv)	Reflects an interest expense adjustment of £10,012,000 for the year ended December 31, 2014 and £7,749,000 for the nine months ended September 30, 2015 to account for capital leases and build-to-suit leases, which should be accounted as financing transactions under U.S. GAAP as a result of the involvement of TelecityGroup during the construction of such real estate assets and its significant continuing involvement in relation to such real estate assets upon completion of their construction activities. These leases were accounted as operating leases under IFRS.

(v)	Reflects the amendment of a build-to-suit lease during the nine months ended September 30, 2015, resulting in a loss on debt extinguishment of £2,037,000.

(vi)	Represents the income tax effects of the various U.S. GAAP adjustments of £220,000 expense for the year ended December 31, 2014 and £2,965,000 benefit for the nine months ended September 31, 2015.

4. Purchase Price - TelecityGroup

The transaction represents a total value of approximately £2,515,998,000 or approximately $3,821,549,000 for TelecityGroup’s entire issued and to be issued share capital based on the Equinix’ closing share price of $294.74 on November 12, 2015 and an exchange rate of 1.5189 at September 30, 2015. Approximately 50% of this estimated purchase price will be paid in cash to the TelecityGroup shareholders and approximately 50% will be paid through the issuance to them of shares of the Company’s common stock.

The preliminary estimate of cash consideration expected to be transferred to effect the acquisition of the TelecityGroup is approximately £1,175,969,000 or approximately $1,786,179,000. Estimated cash consideration is based on the preliminary estimate of the number of shares outstanding on the acquisition date. These estimated amounts do not purport to represent what the actual cash consideration transferred will be when the acquisition closes (in thousands, except for share price):

Acquisition Consideration:

Estimated number of Equinix shares issued	6,906
Equinix share price as of November 12, 2015	$294.74
Estimated fair value of Equinix shares issued to TelecityGroup shareholders	$2,035,370
Cash distribution to TelecityGroup shareholders	1,786,179

Total preliminary estimated acquisition consideration	$3,821,549

The sensitivity table below shows a range of acquisition consideration amounts based on hypothetical Equinix share prices on the acquisition date.

			Estimated	Estimated
(Unaudited, in thousands, except for the estimated share price)	% increase	Estimated	Purchase	Purchase
	/decrease	Share Price	Consideration	Consideration
As presented in the pro forma combined results		$294.74	£2,515,998	$3,821,549
20% decrease in the estimated share price	-20%	235.79	2,247,992	3,414,475
10% decrease in the estimated share price	-10%	265.27	2,381,995	3,618,012
10% increase in the estimated share price	10%	324.21	2,650,001	4,025,086
20% increase in the estimated share price	20%	353.69	2,784,004	4,228,623

Under the acquisition method of accounting, the total estimated purchase price is allocated to TelecityGroup’s assets and liabilities based upon their estimated fair value as of the date of completion of the acquisition. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Equinix’s final analysis, is as follows (in thousands):

TelecityGroup purchase price allocation (in thousands):

Cash and cash equivalents	$34,514
Accounts receivable	41,203
Other current assets	25,074
Property, plant and equipment	1,334,050
Goodwill	2,665,039
Intangible assets:
Customer relationships	653,127	(a)
Trade names	91,893	(b)
Favorable leasehold interests	11,392	(c)
Acquired technology	608	(d)
Other assets	28,792

Total assets acquired	4,885,692

Accounts payable and accrued expenses	(98,229)
Accrued property and equipment	(18,370)
Current portion of capital lease and other financing obligations	(9,443)
Other current liabilities	(84,006)
Capital lease and other financing obligations, less current portion	(244,742)
Mortgage and loans payable, less current portion	(497,916)
Other liabilities	(111,437)

Net assets acquired	$3,821,549

(a)	A preliminary estimate of $653,127,000 has been allocated to customer relationships, an intangible asset with a weighted average estimated useful life of 14 years.

(b)	A preliminary estimate of $91,893,000 has been allocated to several acquired trade names, intangible assets with a weighted average estimated useful life of 10 years.

(c)	A preliminary estimate of $11,392,000 has been allocated to favorable leasehold interests, intangible assets with a weighted average estimated useful life of 7 years.

(d)	A preliminary estimate of $608,000 has been allocated to acquired technology, an intangible asset with a weighted average estimated useful life of 5 years.

A preliminary estimate of $2,665,039,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. It is attributable to planned growth in the existing and new markets and synergies expected to be achieved from the combined operations of Equinix and TelecityGroup. The preliminary purchase price allocation for TelecityGroup is subject to revision as more detailed analysis is completed and additional information on the fair values of TelecityGroup’s assets and liabilities becomes available. Any changes in the fair value of the net assets of TelecityGroup will change the amount of the purchase price allocable to goodwill. Additionally, changes in TelecityGroup’s working capital, including the results of operations from September 30, 2015 through the date the transaction is completed, will also change the amount of goodwill recorded. Final purchase accounting adjustments may, therefore, differ materially from the pro forma adjustments presented here.

5. TelecityGroup Acquisition Financings

Concurrently, and in connection with entering into the acquisition agreement with TelecityGroup, Equinix entered into a Bridge Credit Agreement with J.P. Morgan Chase Bank, N.A. as administrative agent and lender, for a principal amount of $1.3 billion (the “Bridge Loan”). The Company intends to obtain permanent financing prior to the closing of the TelecityGroup acquisition to replace and terminate the Bridge Loan. Notwithstanding its entry into the Bridge Credit Agreement, for purposes of the pro forma financial statements, Equinix has assumed the permanent TelecityGroup Acquisition Financings will consist of:

•	An assumed $500,000,000 aggregate principal amount of 8-year fixed rate senior notes with an assumed interest rate of 5.50% and $500,000,000 aggregate principal amount of 10-year fixed rate senior notes with an assumed interest rate of 6.00%. For the purpose of these unaudited pro forma condensed combined financial statements, the debt issuance costs related to the senior notes are assumed to be approximately $15,130,000 and will be amortized to interest expense using the effective interest method over the 8- and 10-year terms of the notes.

•

An assumed $700,000,000 aggregate principal amount of 7-year floating rate term loan, with an assumed interest rate of LIBOR plus 325 basis points. For the purpose of these unaudited pro forma condensed combined financial statements, the interest rate under the term loan is assumed to be 4.00% for the nine months ended September 30, 2015 and for the year ended December 31, 2014. For the purpose of these unaudited pro forma condensed combined financial statements, the debt issuance costs related to the term loan are assumed to be approximately $10,433,000 and will be amortized to interest expense using the effective interest method over the 7 years.

•	The sale of 2,544,616 shares of Equinix common stock at a price of $294.74 per share resulting in estimated proceeds of $750,000,000 before deducting estimated discounts and commissions, and excluding any shares that may be issued if the underwriters exercise their option to purchase additional shares of common stock. For the purpose of these unaudited pro forma condensed combined financial statements, transaction costs are assumed to be $28,785,000. If the underwriters exercise their option to purchase an additional 15% of the equity offering in full, the Company would issue an additional 381,692 shares of Equinix common stock at a price of $294.74 and receive additional estimated proceeds of $112,500,000 before transaction costs of approximately $4,219,000. If the common stock offering increases by 25%, the Company would issue an additional 636,154 shares of Equinix common stock at a price of $294.74 and receive additional estimated proceeds of $187,500,000 before transaction costs of approximately $7,031,000. If the equity offering increases by 35%, the Company would issue an additional 890,615 shares of Equinix common stock at a price of $294.74 and receive additional estimated proceeds of $262,500,000 before transaction costs of approximately $9,844,000. These additional proceeds and equity issuance would impact the cash and cash equivalents and stockholders’ equity in the unaudited pro forma condensed combined Balance Sheet.

The final structure and terms of the Financings will be subject to market conditions and may change materially from the assumptions described above. Changes in the assumptions described above would result in changes to various components of the unaudited pro forma condensed combined balance sheet, including cash and cash equivalents, long-term debt and additional paid-in capital, and various components of the unaudited pro forma condensed combined statements of income, including interest expense, earnings per share and weighted-average shares outstanding. Depending upon the nature of the changes, the impact on the pro forma condensed combined financial statements could be material.

6. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the transactions described above were completed on September 30, 2015 for balance sheet purposes and as of January 1, 2014 for statement of operations purposes.

The unaudited pro forma condensed combined balance sheet gives effect to the following pro forma adjustments:

(a)	Represents the following adjustments to cash and cash equivalents (in thousands):

Purchase price for TelecityGroup to be paid in cash	$(1,786,179)
Proceeds from senior notes, net of offering costs	984,870
Proceeds from term loan, net of offering costs	689,567
Repayment of TelecityGroup existing debt and accrued interest	(504,757)
Transfer restricted cash pledged for TelecityGroup acquisition to cash	490,379
Proceeds from equity offering, net of offering costs	721,215
Estimated transaction costs	(125,356)
Settlement of TelecityGroup’s interest rate swap derivative liabilities	(3,872)

Total cash and cash equivalent adjustments	$465,867

(b)	Represents the reclassification of $11,775,000 of accounts receivable of the Disposal Group as assets held for sale.

(c)	Represents the transfer of restricted cash of $490,379,000 pledged for the TelecityGroup Acquisition to cash.

(d)	Represents the settlement of Equinix acquisition price foreign currency derivatives instruments of $15,889,000.

(e)	Represents the following adjustments to assets held for sale related to the Disposal Group (in thousands):

Accounts receivable	$11,775
Property, plant and equipment	209,722
Goodwill	628,789
Intangible assets	130,701
Other assets	1,034

Total assets held for sale	$982,021

(f)	Represents the following adjustments to property, plant and equipment, net (in thousands):

Fair value adjustment to TelecityGroup’s property, plant and equipment	$76,621
Reclassification of disposal group property, plant and equipment as assets held for sale	(209,722)

Total property, plant and equipment, net adjustments	$(133,101)

(g)	Represents the following adjustments to goodwill (in thousands):

Goodwill from the acquisition of TelecityGroup	$2,665,039
Write-off of TelecityGroup goodwill	(163,880)
Deferred tax liability adjustments	175,268
Reclassification of disposal group goodwill to assets held for sale	(628,789)

Total goodwill adjustments	$2,047,638

(h)	Represents a fair value of $757,020,000 of TelecityGroup’s intangible assets, less write-off of TelecityGroup’s intangible assets carrying value of $59,760,000 and reclassification of $130,701,000 of intangible assets related to the Disposal Group to assets held for sale, comprised of the following (in thousands, except years):

	Fair Value	Write-off of TelecityGroup Intangible Assets	Disposal Group	Net Adjustment	Estimated Useful Lives (Years)
Customer relationships	$653,127	$(59,760)	$(110,486)	$482,881	14
Trade names	91,893	—	(17,743)	74,150	10
Favorable leasehold interests	11,392	—	(2,370)	9,022	7
Acquired technology	608	—	(102)	506	5

	$757,020	$(59,760)	$(130,701)	$566,559

(i)	Represents the following adjustments to other assets (in thousands):

Reclassification of noncurrent deferred tax assets	$(6,499)
Reclassification of disposal group other assets to assets held for sale	(1,034)

Total other assets adjustments	$(7,533)

(j)	Represents the following adjustments to accounts payable and accrued expenses (in thousands):

Prepayment of accrued interest on TelecityGroup’s existing debts	$(1,075)
Reversal of bridge loan commitment fees	(4,970)
Reclassification of disposal group accounts payable and accrued expenses to liabilities held for sale	(4,523)

Total accounts payable and accrued expenses adjustments	$(10,568)

(k)	Represents the reclassification of accrued property, plant and equipment related to the Disposal Group of $4,163,000 to liabilities held for sale.

(l)	Represents the following adjustments to capital lease and other financing obligations, current portion (in thousands):

Fair value adjustment relating to capital lease and other financing obligations, current	$361
Reclassification of disposal group capital lease and other financing obligations, current to liabilities held for sale	(1,198)

Total current portion of capital lease and other financing obligations adjustments	$(837)

(m)	Represents the following adjustments to other current liabilities (in thousands):

Fair value adjustment relating to other current liabilities	$(10,632)
Reclassification of deferred tax liabilities	2,556
Settlement of TelecityGroup’s interest rate swap derivative liabilities	(3,439)
Settlement of Equinix acquisition price derivative instruments	(14,858)
Reclassification of disposal group other current liabilities to liabilities held for sale	(16,982)

Total other current liability adjustments	$(43,355)

The fair value adjustment relating to other current liabilities is primarily driven by write-off of deferred installation revenues.

(n)	Represents the following adjustments to liabilities held for sale related to the Disposal Group (in thousands):

Accounts payable and accrued expenses	$4,523
Accrued property, plant and equipment	4,163
Capital lease and other financing obligations	32,253
Deferred tax liabilities	36,668
Other liabilities	42,262

Total liabilities held for sale adjustments	$119,869

(o)	Represents the following adjustments to capital lease and other financing obligations (in thousands):

Fair value adjustment relating to capital lease and other financing obligations	$(1,895)
Reclassification of disposal group capital lease and other financing obligations to liabilities held for sale	(31,055)

Total capital lease and other financing obligations adjustments	$(32,950)

(p)	Represents the following adjustments to mortgage and loans payable, less current portion (in thousands): See Note 5.

Proceeds from term loan, net of issuance costs	$689,567
Repayment of TelecityGroup’s existing debt	(503,682)
Write-off of TelecityGroup debt issuance costs	5,766

$191,651

(q)	Represents the net proceeds from the senior notes of $984,870,000. See Note 5.

(r)	Represents the following adjustments in TelecityGroup’s other liabilities (in thousands).

Fair value adjustments relating to other liabilities	$4,860
Settlement of Telecity Group’s interest rate swap derivative liabilities	(433)
Deferred tax liabilities as a result of purchase price allocation	175,268
Reclassification of deferred tax liabilities	(45,723)
Reclassification of disposal group asset retirement obligations	(5,426)
Reclassification of disposal group other liabilities	(19,854)

Total other liabilities adjustments	$108,692

(s)	Represents the following adjustments in shareholders’ equity (in thousands).

Estimated fair value of Equinix shares issued	$2,035,370
Elimination of old TelecityGroup’s stockholders’ equity	(539,203)
Proceeds from equity offering, net of offering costs	721,215
Acquisition transaction costs	(125,356)
Write-off of TelecityGroup’s existing debt issuance costs	(5,766)
Reversal of acquisition purchase price derivative instruments	(1,031)
Reversal of bridge loan commitment fees	4,970

Total shareholders’ equity adjustments	$2,090,199

The unaudited pro forma condensed combined statements of operations give effect to the following pro forma adjustments:

(t)	Represents revenues related to the Disposal Group (in thousands).

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Revenues of disposal group	$(160,580)	$(104,288)

(u)	Represents the following adjustments to cost of revenues (in thousands):

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Depreciation adjustment in connection with the fair value of property, plant and equipment	$(2,095)	$(5,805)
Amortization adjustment in connection with the fair value of intangible assets	132	92
Cost of revenues of disposal group	(79,164)	(51,761)

Total cost of revenues adjustments	$(81,127)	$(57,474)

The net adjustment of depreciation and amortization expense in connection with the fair value adjustment to TelecityGroup’s property, plant and equipment and intangible assets. The property, plant and equipment are depreciated based on an estimated weighted average useful life of 15 years. Intangible assets are amortized based on estimated useful lives of 5 to 14 years.

(v)	The following adjustments to sales and marketing (in thousands):

	Year ended December 31, 2014	Nine months ended September 30, 2015
Amortization adjustment in connection with the fair value of intangible assets	$41,981	$29,641
Sales and marketing of disposal group	(3,614)	(2,739)

Total sales and marketing adjustments	$38,367	$26,902

(w)	The following adjustments to general and administrative (in thousands):

	Year ended December 31, 2014	Nine months ended September 30, 2015
Amortization adjustment in connection with the fair value of intangible assets	$9,968	$6,967
General and administrative of disposal group	(150)	(67)

Total general and administrative adjustments	$9,818	$6,900

(x)	Reflects the elimination of non-recurring transaction costs incurred during the nine months ended September 30, 2015 of $52,761,000 that are directly related to the TelecityGroup Acquisition.

(y)	Represents the additional interest expense associated with the senior notes and term loan offering, the commitment fees relating to the bridge loan, offset by the reversal of interest expense associated with TelecityGroup’s existing debts to be repaid and interest expense adjustments relating to capital lease and financing obligations (in thousands). See Note 5.

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Interest expense and amortization of debt issuance costs associated with senior notes and the term loan, as if they were issued on January 1, 2014	$(88,036)	$(65,921)
Reversal of interest expense associated with TelecityGroup’s existing debts	13,189	8,806
Commitment fees relating to the bridge loan	—	4,970
Interest expense of disposal group	51	28

Total interest expense adjustments	$(74,796)	$(52,117)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $1,578,000 for the nine months ended September 30, 2015 and approximately $2,110,000 for the year ended December 31, 2014.

(z)	Represents the reversal of a foreign currency loss of $11,636,000 recognized due to hedging TelecityGroup acquisition purchase price.

(aa)

The Company assumed a blended income tax rate of 22.9% for the year ended December 31, 2014 and 22.4% for the nine months ended September 30, 2015 when estimating the tax impact of the acquisition, representing the federal, state and foreign statutory rates. The effective tax rate of the combined company could be significantly different depending upon post-acquisition activities of the combined company.

The following adjustments to income taxes (in thousands):

	Year ended	Nine months ended
	December 31, 2014	September 30, 2015
Tax impact of pro forma adjustments	$43,828	$4,161
Income taxes of disposal group	14,589	10,396

Total income taxes adjustments	$58,417	$14,557

(bb)	Reflects adjustment to the weighted-average shares outstanding for purposes of calculating basic and diluted earnings per share (EPS). Reflects the issuance of 6,905,645 shares of common stock as partial consideration for the acquisition of TelecityGroup (see Note 4) and the issuance of 2,544,616 shares of Equinix common stock at a price of $294.74 per share in connection with the TelecityGroup Acquisition Financings (see Note 5). If the common stock offering discussed in Note 5 increases by 15%, 25% or 35%, the Company would issue an additional 381,692 shares, 636,154 shares or 890,615 shares, respectively, and the Company’s pro forma basic and diluted earnings per share would be adjusted as follows:

(shares in thousands)
	% Increase	Year ended December 31, 2014		Nine months ended September 30, 2015
		Basic	Diluted	Basic	Diluted
Weighted-average shares	As presented	61,809	61,809	66,344	66,971
Earnings per share	As presented	$(5.05)	$(5.05)	$2.23	$2.21
Weighted-average shares	15%	62,191	62,191	66,726	67,353
Earnings per share	15%	$(5.01)	$(5.01)	$2.21	$2.19
Weighted-average shares	25%	62,445	62,445	66,980	67,607
Earnings per share	25%	$(4.99)	$(4.99)	$2.20	$2.18
Weighted-average shares	35%	62,700	62,700	67,235	67,862
Earnings per share	35%	$(4.97)	$(4.97)	$2.20	$2.18